Exhibit 1.1

PARINGA  RESOURCES  PTY LTD S GAFFNEY-SMITH GILBERT  & TOBIN 1202 Hay Street WEST PERTH  WA 6005 Form 251 Remove this top section if desired before framing Certificate of Registration on Conversion to a Public Company This is to certify that PARINGA RESOURCES  PTY LTD Australian Company  Number 155 933 010 on the fourteenth day of September 2012 converted to a public company. The name of the company is now PARINGA RESOURCES  LIMITED Australian Company Number 155 933 010 The company is registered  under the Corporations  Act 2001 and is taken to be registered  in Western Australia and the date of commencement of registration is the twenty-seventh day of February , 2012. Issued by the Australian Securities and Investments Commission on this fourteenth day of September,  2012. Greg  Medcraft Chairman SILVER LAKE  RESOURCES  LIMITED PETER ARMSTRONG PO BOX 876 SOUTH PERTH  WA 6951 This is to certify that PARINGA RESOURCES PTY LTD Australian Company Number 155 933 010 is a registered company under the Corporations  Act 2001 and is taken to be registered in Western Australia. The company is limited  by shares. The company is a proprietary company. The day of commencement  of registration  is the twenty-seventh day of February 2012. Issued by the Australian Securities and Investments Commission on this twenty-seventh  day of February, 2012. Greg Medcraft Chairman